UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 18, 2016
(Date of earliest event reported)

The Eastern Company
 (Exact name of Registrant as specified in its charter)

Connecticut	0-599	06-0330020
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		identification No.)

112 Bridge Street, Naugatuck, Connecticut	06770
(Address of principal executive offices)	(Zip Code)

(203) 729-2255
 (Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2)

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4( c))

Section 7 – Regulation FD

ITEM 7.01 - Regulation FD Disclosure

On March 18, 2016, The Eastern Company (the “Company”) released a Letter from the Company’s President, August M. Vlak and Chairman, James A. Mitarotonda to its Shareholders as part of the Company’s Annual Report, which will be posted to the company’s website.  A copy of the Letter to the Shareholders is attached hereto.

Section 8 – Other Events

ITEM 8.01 – Other Events

On March 18, 2016, The Company released a Letter from the Company’s President, August M. Vlak and Chairman, James A. Mitarotonda to its Shareholders as part of the Company’s Annual Report, which will be posted to the Company’s website.  The Annual Report will be mailed on or about March 18, 2016 to shareholders of record. A copy of the Letter to the Shareholders is attached hereto.

Section 9 – Financial Statements and Exhibits

ITEM 9.01 - (d) Exhibits

(99)
Letter to the Shareholders from the Company’s President, August M. Vlak and Chairman, James A. Mitarotonda, released on March 18, 2016 as part of the Company’s Annual Report, which will be posted to the Company’s website and will be mailed on or about March 18, 2016 to shareholders of record.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

The Eastern Company

Date: March 18, 2016	By: /s/John L. Sullivan III
John L. Sullivan III Vice President and Chief Financial Officer